UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

______________________

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on April 27, 2023, the board of directors, or Board, of Semler Scientific, Inc., or Semler, appointed Douglas Murphy-Chutorian M.D., current Class III director as interim chief executive officer and president with immediate effect.

As contemplated by such prior disclosures, on May 25, 2023, Semler and Dr. Murphy-Chutorian entered into an an interim employment agreement providing for compensation and benefits consistent with his new role as interim chief executive officer. Under such agreement. Dr. Murphy-Chutorian will provide services on an-at-will basis and is eligible to receive annual base salary of $450,000 and quarterly target bonus of $100,000 per quarter based on (for 2023) achieving increased revenue ($50,000) as compared to the prior year period and achieving profitably before taxes ($50,000) for the applicable quarter. Dr. Murphy-Chutorian remains eligible to continue to receive equity grants under Semler’s equity compensation plans and benefits on the same terms as other employees (including payment of life insurance policy, medical license fees and telecommunications charges). Dr. Murphy-Chutorian is already party to Semler’s standard form indemnification agreement.

As contemplated by the prior disclosures, Dr. Murphy-Chutorian’s interim employment agreement suspended severance payments under his previously disclosed separation and release agreement dated April 1, 2023 unless and until his employment terminates and he signs a supplemental release, for which he will be paid $100. It was also clarified that the previously agreed severance will be paid to Dr. Murphy-Chutorian’s spouse in the event termination of employment is due to his death. Semler also agreed to reimburse up to $37,500 of documented out-of-pocket legal fees and legal expenses incurred in connection with negotiating and execution of the interim employment agreement and the separation and release agreement.

Semler intends to file a copy of Dr. Murphy-Chutorian’s interim employment agreement as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: July 25, 2023	By:	/s/ Renae Cormier
Name: Renae Cormier
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)